SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 0R 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 5, 2013

FASTFUNDS FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-33053	87-0425514
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
319 Clematis Street, Suite 400, West Palm Beach, FL 33401 (Address of principal executive offices)
(561) 514-9042
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 5, 2013, FastFunds Financial Corporation (“FFFC”) and its wholly owned subsidiary NET LIFE Financial Processing Inc., (“NET LIFE”) entered into an Agreement Concerning the Exchange of Securities (the “Agreement”) with Net Life Financial Processing Trust (“Net Life Trust”) and the Trustee of Net Life Financial Processing Trust pursuant to which NET LIFE has acquired the exclusive mortgage servicing rights (the “Rights”) from Net Life Trust. Net Life Trust holds the exclusive mortgage servicing rights from Net Life Financial Holdings Trust.

The consideration for the Rights will be thirty three percent (33%) of the Company on a post issuance basis (the “Share Consideration”). The parties have agreed that the Share Consideration can be in a Class of newly formed Preferred Stock which Certificate of Designation, will include among other things, the right for the Preferred Stock to convert to thirty three percent (33%) of the outstanding shares of common stock, post issuance.

The closing of the transaction contemplated by the Agreement (the “Closing”) is subject to the satisfaction or waiver of customary closing conditions, including that the representations and warranties given by the Parties are materially true and correct as of the Closing, and the exchanging and approval by each party of the other party’s schedules and exhibits.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated March 5, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FastFunds Financial Corporation

Dated: March 11, 2013	/s/ Barry Hollander
Barry Hollander
Acting President